As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM S-8

 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

  _____________________

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands
(Address of Principal Executive Offices)
_____________________
SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan (Full Title of the Plan)
Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. c/o 39870 Eureka Drive Newark, CA 94560
(Name and address of agent for service)
(510) 623-1231
(Telephone Number, Including Area Code, of Agents for Service)

    _____________________

With copies to:
Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2004 Facsimile: (650) 752-3604	Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. c/o 39870 Eureka Drive Newark, CA 94560 Telephone: (510) 624-8159

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary shares, $0.03 par value per share, to be issued under the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan	1,500,000	$23.13	$34,695,000	$4,205.03
Total	1,500,000	$23.13	$34,695,000	$4,205.03

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s ordinary shares, $0.03 par value per share, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s ordinary shares on March 27, 2019.
(3)	Rounded up to the nearest cent.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, SMART Global Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register additional ordinary shares under the Registrant's Amended and Restated 2017 Share Incentive Plan (the “2017 Plan”), pursuant to the amendment to the 2017 Plan adopted by the Board of Directors of the Company (the “Board”) in November 2018 and approved by the shareholders of the Company in January 2019, which is attached as Exhibit 99.2 hereto (the “Amendment”). The Amendment provides for a reservation of an additional 1,500,000 ordinary shares of the Company, $0.03 par value per share, with respect to which awards may be granted under the 2017 Plan beginning in February 2019. The Amendment further provides that, to the extent that the 2017 Plan is and remains exempt from Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as a plan that existed during the period in which the Company was not publicly held, the 2019 Reserved Shares (as defined in the Amendment) shall not be available for awards to any person who at the time of the award is a covered employee within the meaning of Section 162(m) of the Code. The Amendment does not modify the 2017 Plan’s provision for an automatic annual increase of available shares on the first day of each fiscal year through September, 2026, equal to the lesser of (i) 1,500,000 shares, (ii) 2.5% of the ordinary shares outstanding on such date and (iii) such smaller number of shares as determined by the Board. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the SEC on June 8, 2017 (Registration No. 333-218605), November 13, 2017 (Registration No. 333-221534), March 23, 2018 (Registration No. 333-223880) and September 20, 2018 (Registration No. 333-227449).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Maples and Calder

23.1*	Consent of Independent Registered Public Accounting Firm of SMART Global Holdings, Inc.

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (1)

99.2*	Amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan

________________

*     Filed herewith.

(1)   Filed as Exhibit 10.23 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, SMART Global Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 28th day of March, 2019.

SMART Global Holdings, Inc.

By:	/s/ Jack Pacheco
	Name:	Jack Pacheco
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Ajay Shah, Jack Pacheco and Bruce Goldberg as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SMART Global Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ajay Shah	Chief Executive Officer (Principal Executive Officer and Director)	March 28, 2019
Ajay Shah

/s/ Jack Pacheco	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2019
Jack Pacheco

/s/ Randy Furr	Director	March 28, 2019
Randy Furr

/s/ Kenneth Hao	Director	March 28, 2019
Kenneth Hao

/s/ Bryan Ingram	Director	March 28, 2019
Bryan Ingram

/s/ Iain MacKenzie	Director	March 28, 2019
Iain MacKenzie

/s/ Paul Mercadante	Director	March 28, 2019
Paul Mercadante

/s/ Mukesh Patel	Director	March 28, 2019
Mukesh Patel

/s/ Sandeep Nayyar	Director	March 28, 2019
Sandeep Nayyar

/s/ Jason White	Director	March 28, 2019
Jason White